As filed with the Securities and Exchange Commission on June 18, 2013

Registration No. 333-150829

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HALL TEES, INC.

(Exact name of Registrant as Specified in charter)

Nevada	7336	26-0875401
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

AND

STUDIO 82 IMPORTS, INC.

(Exact name of Registrant as Specified in charter)

British Virgin Islands	9999	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William Lewis, President

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

John M. Helms

Robert L. Webster

Fitzpatrick Haygood Smith & Uhl LLP

Chateau Plaza

2515 McKinney Ave, Suite 1400

Dallas, Texas 75201

(214) 237-0900

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

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If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

_________________

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares	7,760,400 (1)	$1.45	$7,760,400	$1,535

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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JOINT INFORMATION STATEMENT

—————————

HALL TEES, INC.

and

STUDIO 82 IMPORTS, INC.

—————————

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

May 29, 2013

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE ON THIS MATTER. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

This Joint Information Statement/Prospectus along with our Form 10-K for the fiscal year ended December 31, 2012 and our Form 10-Q for the quarter ended March 31, 2013 are being furnished on or about June 14, 2013 to stockholders of record at the close of business on June 10, 2013 (the “Record Date”) of both common stock, par value $0.001 (the “Common Stock”) of HALL TEES, INC. (“HALL TEES”, “Hall Tees” or the “Company”) in connection with the following (the “Action”), which are described more fully in the "Summary" section of this Information Statement/Prospectus:

●	Changing the Company’s corporate domicile, or place of incorporation, from the State of Nevada to the British Virgin Islands (the “BRITISH VIRGIN ISLANDS”). The change of our domicile from the State of Nevada to the BRITISH VIRGIN ISLANDS will be accomplished through a merger (the “Merger”) of the Company into Studio 82 Imports, Inc. (“Studio 82 Imports”), a company organized under the laws of the BRITISH VIRGIN ISLANDS.

* Changing the Company’s name from HALL TEES, Inc. to Studio 82 Imports, Inc.

Voting Procedures

The Board of Directors has approved, and a majority of the stockholders (the “Consenting Stockholders”) representing 83.20% of the outstanding voting power as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the Nevada Revised Statutes (“NRS”) to approve the Action. Accordingly, the Action will not be submitted to the other stockholders.

The Board of Directors of Studio 82 Imports and the sole shareholder of Studio 82 Imports have consented in writing to the Action. Such approval and consent constitute the approval and consent of all the shares entitled to vote on this matter and is sufficient under the laws of the British Virgin Islands to approve the Action.

HALL TEES will pay all costs associated with the distribution of this Information Statement/Prospectus and the filing of the Registration Statement, including the costs of printing and mailing. HALL TEES will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Joint Information Statement/Prospectus to the beneficial owners of HALL TEES’s Common Stock.

The Merger will be effective when Articles of Merger are filed with the Registrar of Corporate Affairs in the British Virgin Islands and with the Department of Commerce, Division of Corporations of the State of Nevada. Under federal securities laws, the Articles of Merger cannot be filed until at least 20 days after the mailing of this Joint Information Statement/ Prospectus.

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PROSPECTUS

—————————

STUDIO 82 IMPORTS, INC.

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

7,760,400 Ordinary Shares (“Common Stock”)

—————————

This Joint Information Statement/Prospectus relates to up to 7,760,400 ordinary shares, $0.001 par value of Studio 82 Imports of which 7,755,400 will be issued to the stockholders of HALL TEES in exchange for their shares of HALL TEES, upon consummation of the proposed Merger between Studio 82 Imports and HALL TEES with Studio 82 Imports being the surviving corporation. As a result of the Merger, the corporate domicile of HALL TEES, will effectively be changed from the State of Nevada to the British Virgin Islands.

HALL TEES is a holding company and Studio 82 Imports a BVI corporation with no operations. Therefore there is no separate discussion of the operations or financial results of Studio 82 Imports, as management has determined that it would be unduly confusing. References to us, our and the Company refer to both Studio 82 Imports and HALL TEES.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS’ BEGINNING ON PAGE 6 FOR A DISCUSSION OF THESE RISKS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

—————————

The date of this Joint Information Statement/Prospectus is June 18, 2013.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  HOW WILL THE MERGER BE EFFECTED?

A.  HALL TEES will merge into Studio 82 Imports and Studio 82 Imports will be the surviving company of the Merger and as a result of the Merger, HALL TEES will no longer exist. The Merger Agreement is attached to this Notice as Annex C.

Q.  WHAT WILL THE NAME OF THE COMPANY BE AFTER THE MERGER?

A.  Pursuant to the Merger Agreement, Studio 82 Imports will not change its name.

Q. WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF HALL TEES IN THE MERGER?

A: All of the assets, liabilities and contracts of HALL TEES will, through the Merger with Studio 82 Imports, become the assets, liabilities and contracts of Studio 82 Imports.

Q:  WHAT WILL HAPPEN TO MY SHARES OF HALL TEES?

A:  As a result of the Merger, all your shares will be automatically converted into shares of Studio 82 Imports on a one for one basis. For example, if you currently own 27,000 shares of Common Stock of HALL TEES, after the Merger you will own 27,000 shares of Ordinary Shares of Studio 82 Imports. After the Merger, you will no longer own any shares of HALL TEES. As a result of the Merger, all of the stockholders of HALL TEES will become shareholders of Studio 82 Imports and HALL TEES will no longer exist.

Q:  ARE PREFERRED SHARES ALSO BEING REGISTERED?

A.   No. There is no need to register the Preferred Stock since none are issued and outstanding.

Q.  WILL THE MERGER RESULT IN A CHANGE OF STOCKHOLDER CONTROL?

A.  No, the Merger will not, on its own, result in a change of control. There are currently, 7,755,400 shares of HALL TEES’ Common Stock issued to our stockholders. After giving effect to the Merger, there will be 7,755,400 shares of Studio 82 Imports’s Common Stock outstanding. No person, except for the stockholders of HALL TEES, will be issued shares of Studio 82 Imports as part of the Merger.

Q. WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS REORGANIZATION?

A. As a company domiciled in a foreign jurisdiction, we believe we would have greater access to capital and opportunities to find a company to acquire.

In making the election to redomicile while we have accumulated deficits, we believe we can avoid a taxable transaction for our shareholders.

Q. WHAT EFFECT WILL THE MERGER HAVE ON MANAGEMENT OF THE COMPANY?

A. In connection with the Merger, the current management of HALL TEES will become the management of Studio 82 Imports.

Q.  WHAT EFFECT WILL THIS CHANGE HAVE ON ME AS A STOCKHOLDER?

A.  Your rights as a shareholder of the newly merged company will be governed by the laws of the BRITISH VIRGIN ISLANDS and Studio 82 Imports’s Memorandum of Association and Articles of Association in the form attached as Annexes A and B to this Information Statement/Prospectus, as opposed to the laws of the Nevada and our existing Articles of Incorporation and Bylaws. See Comparison of Rights of Stockholders for a more detailed description of the differences between Nevada law and the laws of the BRITISH VIRGIN ISLANDS.

Q. WHAT ARE THE TAX ADVANTAGES TO HALL TEES STOCKHOLDERS OF CHANGING HALL TEES’S PLACE OF INCORPORATION?

A.  HALL TEES believes that, under current United States federal income tax rules, the Merger will be treated as a tax-free reorganization with respect to the HALL TEES stockholders. Therefore, you should not recognize any gain or loss on the exchange of your HALL TEES shares for Studio 82 Imports shares. HALL TEES believes the Merger will be a taxable transaction with respect to HALL TEES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION. See United States Income Tax Consequences for a more detailed summary of the United States federal income tax consequences of the Merger.

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Q. WILL THE SHARES BEING ISSUED BY INFORMATION STATEMENT/ PROSPECTUS BE LISTED ON THE OTCBB MARKET?

A.  Yes. After the applicable merger documents have been filed with the Nevada Secretary of State and the Articles of Merger have been filed with the Registrar of Companies in the BRITISH VIRGIN ISLANDS, Studio 82 Imports will apply for a new CUSIP Number and send a notice of the Merger to Financial Industry Regulatory Authority (“FINRA”). FINRA will reflect the change on its records and issue Studio 82 Imports a new trading symbol.

Q.  ARE THERE DISSENTERS’ RIGHTS?

A.  Yes. If you were not asked to consent to the Merger, you are entitled to receive the “fair market value” of your shares. Please review the section of this Notice entitled Dissenter’s Rights under Nevada law for a more detailed description of how to exercise you dissenters’ rights. See Dissenters’ Rights for a more detailed explanation of your dissenter’s rights.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A.  If you have additional questions about the Merger, you should contact:

William Lewis

HALL TEES, INC.

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

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ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This Information Statement/Prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. You should read this Information Statement/Prospectus with the additional information described under the heading “Where You Can Find More Information.” We are proposing a change of our domicile or place of incorporation from the State of Nevada to the British Virgin Islands, a change in the name of our company to Studio 82 Imports, Inc. In transactions in which a U.S. corporation changes its domicile from one U.S. state to another U.S. state, through a merger, no registration of the shares to be issued in the Merger is required under Rule 145 as promulgated under the Securities Act of 1933, as amended. However, we are proposing that our domicile be changed to the British Virgin Islands and therefore, registration of the shares of Studio 82 Imports, Inc., a British Virgin Islands corporation, which will be issued in connection with the Merger, must be registered.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement/Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. The sections captioned “Risk Factors” as well as any cautionary language in this Information Statement / Prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We qualify any forward-looking statements entirely by these cautionary factors.

SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING AND DESCRIPTION OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE OTHER AVAILABLE INFORMATION REFERRED TO IN “WHERE YOU CAN FIND MORE INFORMATION” AND THE DOCUMENTS ATTACHED TO THIS INFORMATION STATEMENT/PROSPECTUS.

Overview

The Merger, as approved by our Board of Directors and the Consenting Stockholders, will result in the change of HALL TEES’s domicile from the State of Nevada to the British Virgin Islands, and a change in the name of our Company to Studio 82 Imports, Inc.

Parties to the Merger

HALL TEES, INC.

7405 Armstrong

Rowlett, Texas 75088

STUDIO 82 IMPORTS, INC.

3028 County Road 249

Terrell, Texas 75160

The proxy rules promulgated under the Securities Exchange Act of 1934, as amended, require that this Joint Information Statements/Prospectus present information regarding the operations and financial condition of both parties to the Merger. However, because Hall Tees is a holding company and Studio 82 Imports is a corporation with no operations, we have not included a separate discussion of the operations or financial results of Studio 82 Imports, as management has determined that it would be unduly confusing.

Terms of the Merger Agreement

 The Merger Agreement is attached to this Information Statement as Annex C. You should read the Merger Agreement in its entirety. It is the legal document that governs the Merger. The Merger Agreement provides that HALL TEES will be merged with and into Studio 82 Imports, with Studio 82 Imports being the surviving corporation. As a HALL TEES stockholder, each share of your Common Stock will automatically be converted into the same number of ordinary shares of Studio 82 Imports. You will be sent written instructions for surrendering your certificates after we have completed the Merger.

PROPOSALS OUTLINED IN THIS INFORMATION STATEMENT / PORSPECTUS

1. REDOMICILING THE COMPANY FROM NEVADA TO THE BRITISH VIRGIN ISLANDS

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We are effecting a merger with Studio 82 Imports, Inc., a British Virgin Islands corporation in order to change our domicile to the British Virgin Islands. When we do this we will change from being governed by the laws of the State of Nevada to being governed by the laws of the British Virgin Islands.

The change in domicile will result in significant differences because of governing law, our new charter and bylaws. The material differences are discussed below:

Amendment of Governing Documents without Shareholder Approval.

Under the laws of the British Virgin Islands and under the Memorandum of Association of Studio 82 Imports, the Articles of Association and Memorandum of Association of Studio 82 Imports may (except in certain limited cases) be amended by resolution of the Board of Directors without shareholder approval. Such amendments may include, but are not limited to, amendments to change the maximum number of shares we are authorized to issue, including authorizing the allocation of certain rights to the Company’s preferred shares, and amendments to change our name. Under Nevada law, amendments to our Articles of Incorporation require stockholder approval.

The reason the governing documents can be amended without having a shareholder approval and with having a resolution of the board of directors is because that is what British Virgin Islands Law allows.

The effect on you as a shareholder that the governing documents of the British Virgin Islands company can be amended without shareholder approval, is that you may not have a vote if the governing documents are changed, and your reliance will be upon the board of directors of the company.

Shares.

Studio 82 Imports is currently authorized to issue up to 50,000,000 shares each with a par value of US$0.001 divided into 40,000,000 ordinary shares and 10,000,000 preferred shares. The Company may by board resolution increase or reduce the maximum number of shares the Company is authorized to issue.

The Company mayby resolution of its Directors:

a) divide its shares including its issued shares, into a larger number of shares; or

b) combine its shares, including issued shares, into a smaller number of shares

The Company may:

b) by resolution of its Directors and with the consent of the shareholder whose shares are being acquired, purchase its own shares (including any redeemable shares and fractions of a share) for such consideration as the directors seem fit, provided that immediately after the acquisition the value of its assets exceeds its liabilities and the Company is able to pay its debts as they fall due; and

c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

2. CHANGING THE NAME OF THE COMPANY FROM HALL TEES, INC. TO STUDIO 82 IMPORTS, INC.

In connection with the filing of the Articles of Merger and the Merger Agreement, we will be changing our name to Studio 82 Imports, Inc.

The reason we are changing our name is so we do not incur additional costs to effect a name change of the company in the BVI after the merger.

The only effect the name change will have on your shareholdings will be that your stock will trade under a different name and ticker symbol.

Comparison of Corporate Law

The corporate governing documents of Studio 82 Imports and the corporate laws of the British Virgin Islands are similar to, but not identical with the corporate governing documents of HALL TEES and the corporate laws of Nevada. A more detailed description of the comparison of corporate governing documents and corporate laws is set forth later in this Information Statement/Prospectus.

United States Federal Income Tax Consequences

HALL TEES believes that, under current United States federal income tax rules, the Merger will be treated as a tax-free reorganization with respect to the HALL TEES stockholders. However, the Merger will be a taxable transaction with respect to HALL TEES, under which HALL TEES will recognize taxable gain to the extent the fair market value of its assets exceeds the assets’ adjusted carrying cost (i.e., “tax basis”), as calculated for United States tax purposes. However, it should be noted that several members of the United States Congress have introduced legislation that, if enacted, may change the tax consequences of the Merger. Differing versions of the proposed legislation have been passed at different times by both houses of Congress. It is possible that a final bill may at any time be adopted as law. See “Tax Consequences” for more detail on the federal income tax consequences. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER THAT ARE PARTICULAR TO YOU.

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Governmental Filings

HALL TEES and Studio 82 Imports are required to file Articles of Merger with the State of Nevada, Division of Corporations and the Registrar of Corporate Affairs of the British Virgin Islands in connection with the Merger.

Dissenter’s Rights

Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Securities Dealers, Inc.; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders. You have Dissenter’s Rights because our shares are quoted on the OTCBB Market which, by definition, is not a national market system and our stock is held by fewer than 2,000 stockholders of record.

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RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. IF ANY OF THE RISKS DISCUSSED IN THIS INFORMATION STATEMENT/PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

Amendments to Governing Documents.

Under the laws of the British Virgin Islands and under the Memorandum of Association of Studio 82 Imports, the Articles of Association and Memorandum of Association of Studio 82 Imports may (except in certain limited circumstances) be amended by resolution of the Board of Directors without shareholder approval. Such amendments may include, but are not limited to, amendments to the maximum number of shares we are authorized to issue including authorizing the rights to be allocated to the preferred shares and amendments to change our name. Under Nevada law, amendments to our Articles of Incorporation require stockholder approval.

After the Merger, your rights as a shareholder will be governed by the laws of the British Virgin Islands.

By changing our place of incorporation, HALL TEES will experience changes in governing corporate law and our governing documents. As a result of the Merger, HALL TEES will be incorporated in the British Virgin Islands and will no longer be incorporated in the State of Nevada. On the date we change our place of incorporation we will be subject to the laws of the British Virgin Islands. These changes are highlighted under the section “Comparison of Rights of Stockholders”.

If you are a U.S. shareholder, you could be taxed as a result of the reorganization merger if the IRS successfully challenges the tax-free treatment of the reorganization merger

Apart from any changes in U.S. tax laws like those described above, the IRS or other taxing authority could disagree with our assessment of the effects or interpretation of existing laws and regulations, or with certain factual determinations upon which the contemplated tax treatment of the reorganization merger depends. If the IRS were to challenge successfully the tax treatment of the reorganization merger, this could result in U.S. shareholders being taxed on their receipt of Studio 82 Imports shares in exchange for their HALL TEES common stock pursuant to the Merger. The tax would be imposed on the excess, if any, of the trading price of the Studio 82 Imports Shares received by U.S. shareholder in exchange for HALL TEES common stock in the reorganization merger over the shareholder’s adjusted tax basis in the shares of HALL TEES common stock exchanged therefore. Generally, any such gain would be capital gain.

The enforcement of judgments in shareholder suits against Studio 82 Imports may be more difficult.

Studio 82 Imports is a British Virgin Islands company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Studio 82 Imports in United States courts. However, Studio 82 Imports will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States by having HALL TEES’s office be its United States agent appointed for that purpose.

Studio 82 Imports has been advised by its British Virgin Islands counsel, Forbes Hare, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in the British Virgin Islands because there is no British Virgin Islands law or treaty between the United States and the British Virgin Islands providing for the enforcement in the British Virgin Islands of a monetary judgment entered by a U.S. court. Studio 82 Imports has also been advised that a final and conclusive judgment not subject to a stay of execution obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the High Court of the British Virgin Islands under common law doctrine, by action on the judgment debt evidenced by the court’s judgment.

Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as: the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the British Virgin Islands; Studio 82 Imports was duly served; the amount is not in respect of penalties, taxes, fines or other fiscal obligations and the judgment is not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to natural justice of the British Virgin Islands and is not based on an error in British Virgin Islands law.

The costs and timing of such an action are difficult to estimate and may increase depending on the willingness of the parties to cooperate so as to ensure that pre-hearing procedural matters are completed efficiently. The action would involve filing a claim for the amount due on the basis of the debt as evidenced by the U.S. judgment. There would be a period for filing any defense, and a period in which hearings would be held in order to deal with discovery or any other preliminary issues before the matter is set down for a hearing on the merits. The date for a hearing on the merits would be entirely dependent on the court’s timetable. It could take from 4 to 24 months from the filing of the court proceedings to the court’s ruling following the hearing on the merits.

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As a general matter, under British Virgin Islands law a United States court has jurisdiction to render a judgment binding against an individual or corporation capable of enforcement in the following cases: if the person against whom the judgment was rendered was present at the time that the proceedings were instituted in the United States; if the person against whom the judgment was rendered was a claimant or counter-claimant in the proceedings in the U.S. court; if the person against whom the judgment was rendered being a defendant in the U.S. court consented to the jurisdiction of that court by voluntarily appearing in the proceedings; or if the person against whom the judgment was rendered, being a defendant in the U.S. court, had before commencement of the proceedings agreed to submit to the jurisdiction of that court or to the courts of that country in respect of the subject matter of the proceedings.

Under British Virgin Islands law, a foreign judgment can be considered obtained by fraud, either due to fraud on the part of the party in whose favor the judgment is given or on the part of the court which pronounced the judgment. There are few cases in British Virgin Islands in which the courts have considered the issue of denying the enforcement of a foreign judgment for reasons of public policy. In those cases, the British Virgin Islands courts applied U.K. common law, as determined by U.K. cases. Examples of such U.K. cases include courts denying the enforcement of a foreign judgment awarding perpetual maintenance against the estate of a deceased father; and a claim by a foreign daughter against her father for the provision of a dowry on her marriage, as required by the relevant foreign law. A foreign judgment would be considered obtained in opposition to natural justice, for example, if a court of competent jurisdiction gave notice to a litigant that it was about to proceed to determine the rights between that litigant and the other litigants and then did so without affording the litigant the opportunity of substantially presenting the litigant’s case before the court.

A British Virgin Islands court may impose civil liability on Studio 82 Imports or its directors or officers in a suit brought in the High Court of British Virgin Islands against Studio 82 Imports or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under British Virgin Islands law.

Because of the difference in British Virgin Islands’ law and Nevada law and differences in the governing documents of Studio 82 Imports and HALL TEES, your rights as a stockholder may be adversely changed if the reorganization is completed. For a description of these differences, See “Comparison of Rights of Stockholders”.

THE MERGER

General

Our Board of Directors and the Consenting Stockholders have approved the change of our domicile from the State of Nevada to the British Virgin Islands. In order to change our domicile to the British Virgin Islands, we will merge with Studio 82 Imports, Inc., a British Virgin Islands Company. The Merger will be effected by an exchange of shares on a one-for-one basis.

As a result of the Merger, we will be a British Virgin Islands corporation. Once the Merger is completed, your rights as a stockholder will cease to be governed by Nevada law and you will be governed by British Virgin Islands law (the BVI Business Companies Act, 2004).

Once the Merger is completed, instead of our current Articles of Incorporation and Bylaws, we will be governed by a Memorandum of Association and by Articles of Association. Both of these documents have been filed with the Registrar of Corporate Affairs in the British Virgin Islands. See Annex A and Annex B attached to this Information Statement/Prospectus.

When the Articles of Merger are filed with the Nevada Division of Corporations and the Registrar of Corporate Affairs in the British Virgin Islands, the Merger will be effective.

The new corporate structure should give us greater flexibility in seeking to lower our future worldwide tax liability and effective tax rate. It is important to note that several members of the United States Congress have in the past, and likely will in the future, introduce legislation that, if enacted, may have the effect of reducing or eliminating the benefits anticipated as a result of the Merger. In addition, several other members of the United States Congress and the Treasury Department have recently announced their intent to investigate transactions that enable corporations to shelter income in other jurisdictions, such as the proposed reorganization would enable us to do. As a result of the increased scrutiny of such transactions, changes in the tax laws or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated benefits of the Merger. If, in response to any such changes, the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the Company or its stockholders.

Stock Compensation Plans and Employment Agreements

We have no employee or director stock option plans or other stock-based plans and arrangements.

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Quotation

HALL TEES’s Common Stock is currently quoted on the OTCBB Market under the symbol “HTEE”. After the Merger we will apply for a new symbol to reflect the new name of the Company.

Accounting Treatment of the Reorganization

The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders’ equity.

The Merger Agreement

HALL TEES and Studio 82 Imports have entered into a Merger Agreement which is the legal document that governs the Merger between the companies. We recommend that you read carefully the complete Merger Agreement for the precise legal terms of the Merger and other information that may be important to you. The Merger Agreement is included in this Information Statement/Prospectus as Annex C.

Terms of Merger Agreement

The description of the Merger Agreement set forth below describes the material terms, but does not purport to describe all of the terms of the Merger Agreement. The full text of the Merger Agreement is attached as Annex C to this document and is incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

●	Structure of the Merger. At the time the Merger becomes effective, HALL TEES will merge with and into Studio 82 Imports, and Studio 82 Imports will be the surviving corporation.

●	Merger Consideration. Each outstanding share of HALL TEES Common Stock will be converted into one ordinary share of Studio 82 Imports.

●	Completion of the Merger. The Merger will become effective when we file Articles of Merger with the Division of Corporations of the State of Nevada and the Registrar of Corporate Affairs in the British Virgin Islands.

●	Procedures for Exchange of Certificates. After the completion of the Merger, Studio 82 Imports will deliver certificates representing the number of shares of Studio 82 Imports to be issued in the Merger to the Transfer Agent (“Signature Stock Transfer, Inc.”). The Transfer Agent will deliver to HALL TEES stockholders shares of Studio 82 Imports ordinary shares.

The Transfer Agent will mail to each HALL TEES stockholder a letter of transmittal and instructions to surrender his or her certificates representing HALL TEES Common Stock or Preferred Stock in exchange for certificates representing shares of Studio 82 Imports ordinary shares. After a HALL TEES stockholder surrenders his or her stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the Transfer Agent will deliver to such stockholder a certificate representing the number of ordinary shares of Studio 82 Imports to which such stockholder is entitled.

HALL TEES stockholders should not forward their HALL TEES Common Stock or Preferred Stock certificates at this time, nor should they forward their HALL TEES Common Stock or Preferred Stock certificates to the Transfer Agent until they have received the packet of information, including a letter of transmittal, described above.

There are currently 7,755,400 shares of Common Stock of HALL TEES issued to our stockholders. As a result of the Merger, all of these shares will be automatically converted into7,755,400 shares of Common Stock of Studio 82 Imports. Only 5,000 ordinary shares of Studio 82 Imports’ currently issued shares will remain outstanding as part of the Merger, and only stockholders of HALL TEES will be issued shares of Studio 82 Imports as part of the Merger in addition to the 5,000 already outstanding in Studio 82 Imports. Therefore, if you own 1% of HALL TEES before the Merger, you will own 0.9994% of Studio 82 Imports immediately following the Merger.

Approval of the Merger by the Consenting Stockholders was deemed approval of the Studio 82 Imports Articles of Association and Memorandum of Association which will be our governing corporate documents in place of our current Articles of Incorporation and Bylaws. In addition, as shareholders of a BRITISH VIRGIN ISLANDS corporation, the rights of shareholders of Studio 82 Imports will be governed by British Virgin Islands corporate law rather than Nevada law.

The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

None of the parties to the Merger Agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization.

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The Registration Statement of which this Information Statement/Prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect.

All consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

In the event the conditions to the Merger are not satisfied, the Merger may be abandoned or delayed even after the Merger Agreement has been approved by HALL TEES’s stockholders. In addition, the Merger may be abandoned or delayed for any reason by the board of directors of HALL TEES or Studio 82 Imports at any time prior to its becoming effective, even though the Merger Agreement has been approved by HALL TEES’s stockholders and all conditions to the Merger have been satisfied.

COMPARISON OF RIGHTS OF STOCKHOLDERS

As a result of the Merger, HALL TEES will be incorporated in the British Virgin Islands and will no longer be incorporated in the State of Nevada. On the date we change our place of incorporation we will be subject to the laws of the British Virgin Islands. We will not, however, be relieved of any obligations or liabilities we incurred before changing our place of incorporation because our existence as a corporation will be deemed to have commenced on the date we were incorporated in the State of Nevada.

The following description of certain differences between Nevada corporate law and British Virgin Islands corporate law is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to (i) Nevada law; (ii) British Virgin Islands law; (iii) the HALL TEES Articles of Incorporation and Bylaws; and (iv) the Studio 82 Imports Memorandum and Articles of Association.

Capital Structure and Voting

HALL TEES’s authorized capital consists of 50,000,000 shares of Common Stock, $.001 par value, and 20,000,000 shares of Preferred Stock, $.001 par value. There currently are 7,755,400 shares of Common Stock issued and outstanding and zero shares of Preferred Stock issued and outstanding.

Studio 82 Imports is authorized to issue up to 40,000,000 ordinary shares of $.001 par value, and 10,000,000 preferred shares of $.001 par value. As of the date of this Information Statement/Prospectus, Studio 82 Imports has issued 6,000,000 ordinary shares. Studio 82 Imports has not issued any preferred shares which rights and preferences are set forth on Annex B. In connection with the merger 5,995,000 shares of the 6,000,000 shares of Studio 82 Imports which are currently held by the sole shareholder of Studio 82 Imports will be redeemed and cancelled. After the Merger is effective, there will be 7,760,400 ordinary shares of zero preferred shares of Studio 82 Imports issued and outstanding. Fractional shares may be issued under British Virgin Islands law.

The owners of a Nevada corporation’s shares are referred to as “stockholders.” Each stockholder of record is entitled to vote the shares registered in his or her name. However, Ishares of public companies are frequently held in nominee names, including clearing agencies, broker-dealers or banks, and are voted through a series of proxies.

The owners of a British Virgin Islands company’s shares are referred to under British Virgin Islands law as “members” or “shareholders” but for purposes of this Notice, we have continued to refer to the share owners as “stockholders.” Under the Memorandum of Association of Studio 82 Imports, shares of Studio 82 Imports may only be issued as registered shares.

Under Nevada law, increasing a Nevada corporation’s authorized capital requires stockholder and director approval of an amendment to the corporation’s Articles of Incorporation.

Under British Virgin Islands law and the Memorandum of Association of Studio 82 Imports, changes to the maximum number of shares the Company is authorized to issue, the authorization of the rights to be allocated to the preferred shares as well as other changes to the shares, may be made through amendments to the Memorandum of Association approved only by the directors and stockholder approval is not required unless existing class rights are being varied. However, an amendment to the Memorandum and Articles of Association is not effective until it is filed at the Registrar of Corporate Affairs in the British Virgin Islands.

Directors and Officers

HALL TEES’s Bylaws require that the number of its directors shall be between one (1) and nine (9). Directors will be elected at any stockholder meeting duly called and held for such purpose at which a quorum is present by a majority of the votes of the shares present in person or represented by proxy at the meeting. Vacancies on the HALL TEES board are filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors. Officers are appointed by directors.

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Under the Articles of Association of Studio 82 Imports, the minimum number of directors is one (1) and the maximum is fifteen (15). Directors may be elected by a resolution of Directors or by a resolution of shareholders at any stockholder meeting at which a quorum is present by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote or by a written resolution consented to by the holders of a majority of the shares entitled to vote thereon. Vacancies on the Studio 82 Imports board will be filled by the majority vote of the remaining directors, or by a sole remaining director or by the majority written consent of the directors.. Officers are appointed by directors. Further, directors of the Company may be corporate entities. One third of the number of directors will constitute a quorum with a minimum of two unless there is only one director, in which case a quorum shall be one.

Removal of Directors

HALL TEES’s Articles of Incorporation and Bylaws provide that directors may be removed, with or without cause, in the manner provided by the laws of the State of Nevada or at a special stockholder meeting duly called and held for such purpose, at which a quorum is present, by a majority of the votes of the shares present in person or represented by proxy at the meeting. Under Nevada law, directors may be removed, with or without cause, by the holders of not less than two-thirds of the shares entitled to vote. Directors also may be removed by a judicial proceeding brought by the corporation or by the owners of 10% or more of the corporation’s common stock if the court finds that (a) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and (b) removal is in the best interest of the corporation.

The Articles of Association of Studio 82 Imports provide that directors may be removed by a resolution of directors, or by a resolution of stockholders.

Actions by Written Consent of Stockholders

HALL TEES’s Articles of Incorporation and Bylaws provide that, except with respect to the election of directors, the stockholders of HALL TEES may act by written consent so long as such action is approved by at least a majority of the stockholders entitled to vote thereon.

Under British Virgin Islands law, and pursuant to the Articles of Association of Studio 82 Imports, stockholders may act by written consent of a majority of the stockholders without holding a meeting.

Mergers, Consolidations and Sales of Assets

Under Nevada law, with certain exceptions, any merger, consolidation or sale of all or substantially all of the corporation’s assets must be approved by the board and a majority of the outstanding shares entitled to vote.

Under British Virgin Islands law, and pursuant to the organizational documents of Studio 82 Imports, the board and the stockholders must approve a merger (except in the case of a merger between a parent company and one or more of its subsidiaries), consolidation or sale of assets representing more than 50% of the total value of all the Company’s assets if not made in the usual or regular course of the Company’s business.

Rights of Dissenting Stockholders

Generally, stockholders of a Nevada corporation are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Nevada corporation whose shares of stock are of any class or series of shares which either were listed on a national securities exchange, included in the national market system by FINRA, or were held of record by more than 2,000 stockholders at the time of the vote.

British Virgin Islands law provides for compulsory appraisal of the interests of a stockholder (and payment of the fair market value of his or her shares) who dissents from a merger of a corporation (except where such corporation is the surviving corporation and the stockholder continues to hold the same or similar shares), a consolidation or a sale or other disposition of more than 50% of the corporation’s assets not made in the usual or regular course of the corporation’s business or a redemption in certain circumstances.

Dissolution

Under Nevada law, a corporation may voluntarily dissolve if a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution or all stockholders entitled to vote thereon consent in writing to such dissolution.

Under British Virgin Islands law, and the organizational documents of Studio 82 Imports, the corporation may dissolve voluntarily by a resolution of stockholders.

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Inspection of Stockholder List and Books and Records

Nevada law allows any person who has been a stockholder of record of a corporation for at least 6 months immediately preceding his or her demand, or any person holding, or authorized in writing by the holders of, at least 5% of the corporation’s outstanding shares, to inspect the stockholder list and the corporation’s books and records for a purpose related to such person’s interests as a stockholder upon 5 day’s written demand.

British Virgin Islands law provides that a stockholder may, on giving written notice to the Company, inspect the registers of members and directors, the memorandum and articles of association and the minutes of meetings and resolutions of members and of those classes of members of which he is a member to make copies of or to take extracts thereof. However, British Virgin Islands law also provides that a corporation such as Studio 82 Imports may refuse such a request if it is determined by a resolution of directors not to be in the best interests of the corporation to comply with such request. Upon the corporation’s refusal of a request, the stockholder mayapply to a court for an order to allow inspection.

Amendment of Articles of Incorporation/Amendment of Memorandum of Association

Nevada law requires that every amendment to a corporation’s articles of incorporation be adopted by a resolution of directors setting forth the amendment proposed and the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon taken at either a duly noticed and held special meeting or next annual meeting of the stockholders. Under the Articles of Incorporation of HALL TEES, an amendment requires an affirmative vote of not less than 50% of the issued and outstanding shares of HALL TEES.

Under British Virgin Islands law, a corporation may amend its Memorandum of Association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Studio 82 Imports generally permit the corporation to amend its Memorandum of Association by a resolution of stockholders (approved by a majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain or by written resolution of a majority of the shares) or by a resolution of directors (approved by a simple majority of the directors present at a duly convened and constituted meeting who voted and did not abstain or by written resolution of a majority of thedirectors).

Amendment of Bylaws/Articles of Association

The Bylaws of HALL TEES provide that the alteration, amendment or repeal of any bylaws, or the adoption of new bylaws, requires the vote of a majority of a quorum of the directors, or the vote of the stockholders representing a majority of a quorum of all the shares issued and outstanding at any annual stockholders’ meeting or at any special stockholders’ meeting when the proposed amendment has been sent out in a notice of such meeting. The Articles of Incorporation of HALL TEES further grant to the Board of Directors the right and authority to adopt such bylaws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of HALL TEES provided that such bylaws are not in conflict with HALL TEES’s Articles of Incorporation or the Nevada State Constitution.

Under British Virgin Islands law, a corporation may amend its Articles of Association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Studio 82 Imports permit the corporation to amend its Articlesof Association by a resolution of stockholders (approved by a majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain or by written resolution of a majority of the shares) or by a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by a majority of the directors in writing).

Transactions Involving Directors or Officers

Nevada law provides that no agreement or transaction is void or voidable just because:

Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by FINRA; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders.

●	the agreement or transaction is between a corporation and either one (1) or more directors or officers or another corporation, firm or association in which 1 or more of its directors or officers are directors or officers or are financially interested;

●	the vote or votes of a common or interested director are counted for the purpose of authorizing or approving the agreement or transaction.

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Nevada law further provides that an agreement or transaction referred to above is valid if the fact of the common directorship, office or financial interest:

●	is known to the board of directors or committee, which then authorizes the agreement or transaction in good faith by a sufficient vote without counting the vote or votes of the common or interested director or directors;

●	is known to the stockholders, and they approve the agreement or transaction in good faith by a majority vote of stockholders, which vote includes the votes of the common or interested directors or officers; or

●	is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

Additionally, under Nevada law, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes an agreement or transaction, and, if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize the agreement or transaction.

British Virgin Islands law, and the organizational documents of Studio 82 Imports, provide that a director of the Company must disclose to the board any interest he has in a transaction entered into or to be entered into by the Company unless the transaction concerned is between the interested director and the Company and the transaction is being entered into in the ordinary course of the Company’s business and on usual terms and conditions.

A transaction entered into by the Company in respect of which a director is interested is voidable unless the director’s interest was declared to the board as mentioned above or not required to be disclosed pursuant to below.

A transaction entered into by the Company in respect of which a director is interested is not voidable by the Company if:

●	the material facts of the interest of the director in the transaction are known by the stockholders entitled to vote at a meeting; and

●	the agreement or transaction is approved or ratified by a resolution of stockholders; and

●	the Company received fair value for the transaction.

In addition, under British Virgin Islands law and the organizational documents of Studio 82 Imports, a director who has an interest in any particular business to be considered at a meeting of directors may be counted for purposes of determining whether the meeting is quorate, may vote on the transaction and may sign a document that relates to the transaction on behalf of the Company .

Limitation of Liability of Directors

Under Nevada law (subject to certain statutory exceptions, and unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability), a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or omission in his or her capacity as a director or officer unless it is proven that his or her act or omission constituted a breach of his or her fiduciary duties as a director or officer and the breach involved intentional misconduct, fraud or a knowing violation of law.

Under British Virgin Islands law, liability of a director to the corporation is limited to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation or to cases where the director has not exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under the organizational documents of Studio 82 Imports, the corporation is authorized to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by virtue of being a director of the corporation or is or was at the request of the corporation acting as a director of or in any other capacity of another entity. However under British Virgin Islands law the Company may not provide such indemnity to a person who did not act honestly and in good faith and in what he believed to be the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful.

Stockholder Derivative Suits

Under Nevada law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

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While British Virgin Islands law does permit a stockholder of a British Virgin Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation), and to sue the corporation and its directors for the stockholder’s benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of stockholders of a British Virgin Islands corporation being more limited than those of stockholders of a corporation organized in Nevada.

Fiscal Year

Studio 82 Imports fiscal year will end on December 31, the same as HALL TEES’s.

VALUATION REPORT

HALL TEES has not prepared a Valuation Report, the purpose of a Valuation Report would be to render an opinion of the fair market value of a 100% interest in HALL TEES as of a recent date, on a control basis, for income tax purposes with respect to tax consequences of the Merger. HALL TEES has a negative net worth and no operations and therefore a Valuation Report is not considered necessary since it has no assets and has liabilities which would likely render a valuation of zero or a negative valuation.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax consequences of the change in HALL TEES’s place of incorporation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of the shareholder’s particular circumstances or to those shareholders subject to special rules, such as shareholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, shareholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or any jurisdiction other than the United States. This discussion assumes that shareholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All shareholders are urged to consult their own tax advisors as to the United States federal income tax consequences of the Merger, of the continuing business operations of Studio 82 Imports, in addition to the effect of any state or local laws, and any law of any jurisdiction other than the United States.

HALL TEES has not applied for a tax ruling with respect to the Merger, nor have we obtained an opinion of counsel with respect to the Merger. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

HALL TEES believes that for United States income tax purposes, the Merger will constitute a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). HALL TEES will be deemed to transfer its assets to Studio 82 Imports in exchange for Studio 82 Imports stock. HALL TEES then will be deemed to distribute the Studio 82 Imports stock to its shareholders in liquidation of their interests in HALL TEES. HALL TEES believes that the holders of the HALL TEES common stock will not recognize any gain or loss as a result of the Merger. We anticipate that for United States income tax purposes, each shareholder of HALL TEES will retain the same tax basis in his or her Studio 82 Imports common stock as he or she had in the HALL TEES common stock held immediately prior to the effective time of the Merger, and the holding period of the Studio 82 Imports common stock will include the period during which such shareholder held the corresponding HALL TEES common stock. In accordance with Section 367(a) of the Code, HALL TEES will realize gain (but not loss) on the transfer of its assets to Studio 82 Imports. The gain is determined on an asset-by-asset basis, and equals the amount, if any, by which the fair market value of each asset exceeds that asset’s adjusted tax basis.

The shareholders of HALL TEES should consult their own tax advisors as to the effect of the reorganization under United States federal, state, local or foreign income tax laws.

Companies that are organized under the laws of foreign countries (including Studio 82 Imports) are either controlled foreign corporations (“CFC”) or they are not CFCs. A summary of the differences are as follows:

CFC

A foreign corporation is a CFC if certain defined U.S. Shareholders own, or are considered to own, more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation. A “U.S. Shareholder” is a U.S. person who owns, or is considered to own, 10% or more of the total combined voting power of all classes of stock entitled to vote. If a corporation is a CFC, then each of its U.S. shareholders who own less than 10% of the CFC’s stock should not be taxed except to the extent they receive distributions from the company. Defined U.S. Shareholders who own 10% or more of a CFC must include in their gross income the sum of their pro rata share of the corporation’s Subpart F income for such year even if such income was not distributed to shareholders. Subpart F income usually includes, among other items, certain dividends, interest, rents, royalties, and profits from sales of products made in one non-U.S. country and sold in another non-U.S. country. A detailed discussion of what constitutes Subpart F income is beyond the scope of this Information Statement/Prospectus.

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Non CFC

If a majority of the stock of a foreign corporation is not owned by defined U.S. Shareholders, then it is likely that the foreign corporation is not a CFC. The non CFC and its foreign subsidiaries generally are not subject to tax in the United States on their income derived from sources outside the United States. In such event, U.S. and non-U.S. shareholders are not taxed on the earnings of the non CFC and U.S. shareholders are subject to tax only when they receive distributions from the foreign corporation. (Under limited circumstances, foreign corporations earning substantial amounts of defined generally passive income or holding substantial assets that produce such defined passive income, may constitute “passive foreign investment companies” for United States income tax purposes, in which event it may be beneficial for United States shareholders to make an election as a defined “qualified electing fund.” HALL TEES believes that Studio 82 Imports will not constitute a passive foreign investment company. A full discussion of the rules applicable to defined passive foreign investment companies is beyond the scope of this Information Statement/Prospectus.)

Currently, Studio 82 Imports is a CFC since the majority of its shareholders, are U.S. person. Studio 82 Imports and it will continue to be a CFC after the Merger since U.S. shareholders will still own over 50% of their stock, by vote or by value. Studio 82 Imports will remain a CFC, as long as more than 50% of their stock, by vote or value, is owned or considered owned by U.S. shareholders.

DISSENTER’S RIGHTS UNDER NEVADA LAW

Since you were not asked to vote to approve and adopt the Merger, you have the right to dissent and be paid cash for the “fair value” of your shares of HALL TEES Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. A copy of Sections 92A.300 to 92A.500 of the NRS is attached to this Information Statement Statement/Prospectus as Annex D.

This discussion and Annex D should be reviewed carefully by you if you wish to exercise statutory dissenters’ rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute. Under the Nevada dissenters’ rights statute, you have the right to dissent from the Merger and demand payment of the fair value of your shares. If you elect to dissent, you must deliver to the Company a written notice of dissent stating that you intend to demand payment for your shares if the Merger is consummated. A form of Demand for Payment is set forth at the end of Annex D. This notice must be sent not later than July 24, 2010. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

Within 10 days after the effective time of the Merger, the reincorporated Company will give written notice of the effective date of the Merger by certified mail to each stockholder who filed a written notice of dissent. The notice will also state where demand for payment must be sent and where share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on the reincorporated Company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

Within 30 days after the receipt of the dissenters’ demand for payment, the reincorporated Company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the reincorporated Company shall mail to each dissenting stockholder a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

Following receipt of payment for the shares, a dissenting stockholder, within 30 days, may send the reincorporated Company notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the reincorporated Company’s payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within 30 days of the reincorporated Company’s payment for the stockholders’ shares.

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If a demand for payment remains unsettled, the reincorporated Company will petition the court to determine fair value and accrued interest. If the reincorporated Company fails to commence an action within 60 days following the receipt of the stockholder’s demand, the reincorporated Company will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the reincorporated Company if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

If you are a holder of shares and you wish to seek dissenters’ rights, you are urged to review the applicable Nevada statutes attached to this Information Statement/Prospectus as Annex D.

CERTAIN INFORMATION CONCERNING HALL TEES AND STUDIO 82 IMPORTS

HALL TEES, INC., is a Nevada corporation and Studio 82 Imports, Inc. is a British Virgin Islands corporation. Since Studio 82 Imports does not have any operations, we have not included a separate discussion of Studio 82 Imports. For the business of HALL TEES, please see the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for period ended March 31, 2013, each of which are attached to this Information Statement/Prospectus as exhibits.

LEGAL MATTERS

The legality of the shares of Studio 82 Imports, Inc. (referred to in this Information Statement/Prospectus as “Studio 82 Imports”) to be issued in the Merger, will be passed upon by Forbes Hare, attorneys-at-law, Qwomar Building · PO Box 4649 · Road Town · Tortola · VG1110 · British Virgin Islands.

EXPERTS

The consolidated balance sheet of HALL TEES as of December 31, 2012, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2012 which appear in our Annual Report on Form 10-K are filed as an exhibit to this Information Statement/Registration Statement of which this Prospectus is a part, have been audited by EFP Rotenberg, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto dated as of April 16, 2013, and are filed as an exhibit herein in reliance upon the authority of their firm as experts in giving said report. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

HALL TEES files annual, quarterly and current reports, Information Statement statements and other information with the SEC. You may read and copy any reports, statements or other information that HALL TEES files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. HALL TEES public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

HALL TEES, INC.

7405 Armstrong

Rowlett, Texas 75088

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ANNEX A

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

Studio 82 Imports, Inc.

Incorporated on the 5 April 2011

FH CORPORATE SERVICES LTD

A-1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004 (the "Act")

MEMORANDUM OF ASSOCIATION

OF

Studio 82 Imports, Inc.

1	Name

The name of the Company is Studio 82 Imports, Inc.

2	Company Limited by Shares

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

3	Registered Office

The first registered office of the Company will be situated at the office of the registered agent which is FH Chambers, PO Box 4649, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

4	Registered Agent

The first registered agent of the Company will be FH Corporate Services Ltd, FH Chambers, PO Box 4649, Road Town, Tortola, British Virgin Islands, VG1110 or such other registered agent as the directors or members may decide from time to time.

5	General Objects and Powers

Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

6	Limitations on the Company's Business

For the purposes of section 9(4) of the Act the Company has no power to:

(a)	carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;
(b)	carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;
(c)	carry on the business of company management unless it is licensed under the Companies Management Act 1990;

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(d)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or
(e)	carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Securities and Investment Business Act, 2010.
7	Authorised Shares
(a)	The Company is authorised to issue a maximum of 50,000,000 shares divided into two classes of shares as follows:
(i)	40,000,000 ordinary shares of US$0.001 par value each ("Ordinary Shares”); and
(ii)	10,000,000 preferred shares of US$0.001 par value each ("Preferred Shares").
(b)	The shares in the Company shall be issued in the currency of the United States of America.
(c)	Each Ordinary Share in the Company confers on the holder:
(i)	the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;
(ii)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and
(iii)	the right to an equal share in the distribution of the surplus assets of the Company.
(d)	The directors may, subject to the Act, by amending this Memorandum and/or the Articles, determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including without limitation preferences that any Preferred Shares issued by the Company confers on the holder.
8	Rights Not Varied by the Issue of Shares Pari Passu

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

10	Amendments

Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association or the Articles of Association, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the voting members to amend the Memorandum or Articles;
(b)	to change the percentage of voting members required to pass a resolution to amend the Memorandum or Articles;

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(c)	in circumstances where the Memorandum or Articles may only be amended by the voting members;
(d)	to clauses 7(c), 8 or this clause 10.

11	Definitions

The meanings of words in this Memorandum not otherwise defined herein are as defined in the Articles of Association.

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NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, registered agent of the Company, hereby sign this Memorandum of Association for the purposes of incorporating a Private Company Limited by Shares under the BVI Business Companies Act, 2004 this 5th day of April 2011.

FH Corporate Services Ltd

FH Chambers

P.O. Box 4649, Road Town, Tortola

British Virgin Islands

Incorporator

José Santos

For and on behalf of

FH Corporate Services Ltd

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ANNEX B

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

Studio 82 Imports, Inc.

1	Interpretation

The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

In these Articles, unless there is something in the subject or context inconsistent therewith:

"Act"	means the BVI Business Companies Act, 2004 (as amended)
"Articles"	means these articles of association of the Company.
"Company"	means the above named company.
"directors"	means the directors for the time being of the Company.
"Dividend"	includes an interim dividend.
"existing Member"	means a holder of initial shares.
"Member"	has the same meaning as in the Act.
"Memorandum"	means the memorandum of association of the Company.
"Register of Members"	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.
"Registered Office"	means the registered office for the time being of the Company.
"Seal"	means the common seal of the Company and includes every duplicate seal.
2	Shares
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2.1	Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.
2.2	If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.
3	Shares and Variation of Rights
3.1	Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.
3.2	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.
3.3	Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The directors may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the Company on such terms as it may from time to time determine.
3.4	The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.
3.5	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or of the holders of ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions in the Memorandum or these Articles.
3.6	Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.
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4	Transfer of Shares
4.1	Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.
4.2	Subject to the Memorandum of Association, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.
5	Transmission of Shares
5.1	Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:
(a)	a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or
(b)	the appointment of a guardian of an incompetent member; or
(c)	the appointment as trustee of a bankrupt member: or
(d)	upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares.

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the shares.

5.2	The production to the Company of any document which is reasonable evidence of:
(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or
(b)	the appointment of a guardian of an incompetent member; or
(c)	the trustee of a bankrupt member; or
(d)	the applicant's legal and or beneficial ownership of the shares.

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 shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

5.3	Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.
5.4	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.
5.5	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.
6	Acquisition of Own Shares

Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

7	Meetings of Members
7.1	The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.
7.2	Seven (7) days written notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.
7.3	Notwithstanding Article 7.1, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:
(a)	the total voting rights on all the matters to be considered at the meeting; or
(b)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

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7.4	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice shall not invalidate the meeting.
8	Proceedings at Meetings of Members
8.1	No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.
8.2	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.
8.3	At every meeting the members present shall choose someone of their number to be the chairman (the "Chairman"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.
8.4	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
8.5	At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:
(a)	by the Chairman; or
(b)	by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote at the meeting.
8.6	Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.
8.7	If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.
8.8	In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.
9	Votes of Members
9.1	At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.
9.2	Subject to the Memorandum of Association or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.
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9.3	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.
9.4	If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 9.1, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.
9.5	Votes may be given either personally or by proxy.
9.6	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.
9.7	Subject to Article 9.8 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.
9.8	The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.
10	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

11	Directors
11.1	Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one or more than fifteen.
11.2	The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed by the members or the directors for such terms as the members or directors may determine and may be removed by the members or the directors by way of a resolution;
11.3	Notwithstanding the provisions of section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 11.2 or a resolution passed by the majority of the remaining directors.
11.4	A vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

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11.5	A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.
11.6	A director, by writing under his hand deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Article 14.10 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.
11.7	The directors or any committee thereof, may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.
11.8	Any director who. by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors, or any committee thereof.
11.9	The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors, or any committee thereof.
11.10	The office of director shall be vacated if the director:
(a)	is removed from office by resolution of members; or
(b)	is removed from office by resolution of the directors of the Company; or
(c)	becomes disqualified to act as a director under section 111 of the Act.
11.11	A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.
11.12	A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

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11.13	No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 11.14 below is followed.
11.14	A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.
11.15	A director of the Company is not required to comply with Article 11.14 above if:
(a)	the transaction or proposed transaction is between the director and the Company; and
(b)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.
11.16	For the purposes of Article 11.14 above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.
11.17	Subject to section 125(1) of the Act, the failure by a director to comply with Article 11.14 does not affect the validity of a transaction entered into by the director or the Company.

12	Officers
12.1	The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

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12.2	Any person may hold more than one office and no officer need be a director or member of the Company The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.
12.3	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.
12.4	The emoluments of all officers shall be fixed by resolution of directors.
13	Powers of Directors
13.1	The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.
13.2	The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.
13.3	The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.
13.4	Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.
13.5	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.
13.6	The directors may:
(a)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party; and
(b)

where the Company is a wholly-owned subsidiary, the directors may in exercising their powers or performing their duties, act in a manner which the directors believe is in the best interests of the Company's holding company even though it may not be in the best interests of the Company.

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13.7	The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorized to act alone only for the purpose of appointing another director.
14	Proceedings of Directors
14.1	The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.
14.2	The directors may elect a chairman (the "Chairman of the Board of Directors”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.
14.3	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.
14.4	A director shall be given not less than three (3) days notice of a meeting of the directors.
14.5	Notwithstanding Article 14.4, a meeting of directors held in contravention of Article 14.4 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.
14.6	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.
14.7	A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).
14.8	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.
14.9	Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

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14.10	A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.
15	Indemnity

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil. Criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.
16	Seal

The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument except as provided in Article 2.1, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

17	Distributions
17.1	Subject to the provisions of the Act, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in section 56 of the Act.
17.2	Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.
17.3	The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.
17.4	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.
17.5	Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.
17.6	No distribution shall bear interest against the Company,

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18	Company Records
18.1	The Company shall keep records that:
(a)	are sufficient to show and explain the Company's transactions; and
(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.
18.2	The Company shall keep:
(a)	minutes of all meetings of:
(i)	directors,
(ii)	members,
(iii)	committees of directors, and
(iv)	committees of members;
(b)	copies of all resolutions consented to by:
(i)	directors,
(ii)	members,
(iii)	committees of directors, and
(iv)	committees of members;
(c)	an imprint of the common seal at the registered office of the Company.
18.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:
(a)	minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 18.2; and
(b)	minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 18.2.
18.4	The Company shall keep the following documents at the office of its registered agent:
(a)	the Memorandum of Association and Articles of the Company;
(b)	the register of members maintained in accordance with Article 18.7 or a copy of the register of members;
(c)	the register of directors maintained in accordance with Article 18.6 or a copy of the register of directors;
(d)	copies of all notices and other documents filed by the Company in the previous ten years: and
(e)	a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act.
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18.5 (a)	Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall
(i)	within 15 days of any change in the register, notify the registered agent, in writing, of the change: and
(ii)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.
(b)	Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location_
18.6	The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.
18.7	The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.
18.8	The records, documents and registers required by Articles 18.1 to 18.7 inclusive shall be open to the inspection of the directors at all times.
18.9	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.
19	Audit
19.1	The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.
19.2	The auditor may be a member of the Company but no director or officer shall be eligible during his continuance in office.
19.3	Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.
19.4	The remuneration of the Auditor shall be fixed by resolution of directors or in such manner as the directors may determine.
19.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such Auditor.
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19.6	The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited financial statements are to be presented.
20	Notices
20.1	Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.
20.2	All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.
20.3	Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.
21	Pension and Superannuation Fund

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

22	Winding Up

The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, the liquidator may, in accordance divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members the liquidator also having regard to any contractual arrangement entered into by the Members waiving any right they may have to receive distributions upon a liquidation. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

23	Amendment to Articles

The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members.

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NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, registered agent of the Company, hereby sign these Articles of Association for the purposes of incorporating a Private Company Limited by Shares under the BVI Business Companies Act, 2004 this 5th day of April 2011.

FH Corporate Services Ltd

FH Chambers

P.O. Box 4649

Road Town, Tortola

British Virgin Islands

Incorporator

José Santos

For and on behalf of

FH Corporate Services Ltd

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ANNEX C

AGREEMENT AND PLAN OF MERGER

BETWEEN

STUDIO 82 IMPORTS, INC

(a British Virgin Islands corporation)

and

HALL TEES, INC.

(a Nevada corporation)

This Agreement and Plan of Merger is made and entered into this 31st day of May, 2013, by and between Studio 82 Imports, Inc., a British Virgin Islands corporation (herein sometimes referred to as the “British Virgin Islands Corporation” or “Surviving Corporation”), and HALL TEES, INC., a Nevada corporation (herein sometimes referred to as the “Nevada Corporation”), said corporations hereinafter sometimes referred to jointly as the “Constituent Corporations.”

W I T N E S S E T H

WHEREAS, the British Virgin Islands Corporation is a corporation organized and existing under the laws of the British Virgin Islands, its Articles of Association and Memorandum of Association having been filed with the Companies Registry in the British Virgin Islands on or about April 5, 2011; and

WHEREAS, the total number of ordinary shares which the British Virgin Islands Corporation has authority to issue is 40,000,000 ordinary shares and 10,000,000 preferred shares, of which 6,000,000 share of ordinary shares are now issued and outstanding, all of which are owned by Jane Latham and no preferred shares are issued and outstanding; and

WHEREAS, the sole purpose of the merger agreed to herein is to change the domicile of the Nevada Corporation to the British Virgin Islands; and

WHEREAS, the Nevada Corporation is a corporation organized and existing under the laws of the State of Nevada, its Articles of Incorporation having been filed in the office of the Secretary of the State of Nevada on September 13, 2007 and Articles of Incorporation having been issued by said Lieutenant Governor on that date; and

WHEREAS, the aggregate number of shares of common stock which the Nevada Corporation has authority to issue is 50,000,000 of which 7,755,400 are outstanding and 20,000,000 shares of Preferred Stock of which zero are outstanding; and

WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that the Nevada Corporation be merged into the British Virgin Islands Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Nevada and the British Virgin Islands respectively, which permit such merger;

NOW THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the British Virgin Islands Corporation and the Nevada Corporation, by their respective Boards of Directors have agreed and do hereby agree as follows:

ARTICLE I

The Nevada Corporation and the British Virgin Islands Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Nevada and of the British Virgin Islands, by the Nevada Corporation merging into the British Virgin Islands Corporation, which shall be the Surviving Corporation. Such merger shall be effective when Articles of Merger are filed with the Registrar of Corporate Affairs in the British Virgin Islands and with the Department of Commerce, Division of Corporations of the State of Nevada.

ARTICLE II

Upon the merger becoming effective as provided by the applicable laws of the State of Nevada and the British Virgin Islands (the time when the merger shall so become effective being sometimes herein referred to as the “Effective Date of the merger”) the following shall occur:

1. The two Constituent Corporations shall be a single corporation, which shall be the British Virgin Islands Corporation as the Surviving Corporation, and the separate existence of the Nevada Corporation shall cease except to the extent provided by the laws of the State of Nevada applicable to a corporation after its merger into another corporation.

2. The British Virgin Islands Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public or a private nature, of each of the Constituent Corporations. All property, real or personal, and all debts due on whatever account, including subscriptions to shares, and all other choices in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

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3. The British Virgin Islands Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation.

5. The directors and officers of the Surviving Corporation shall, at the Effective Date be the officers and directors of the Nevada Corporation.

6. The name of the Surviving Corporation shall, at the Effective Date remain “Studio 82 Imports, Inc.”

ARTICLE III

The Memorandum and Articles of Association of the British Virgin Islands Corporation, as filed with the Registrar of Corporate Affairs in the British Virgin Islands, shall constitute the Memorandum and Articles of Association of the Surviving Corporation, until further amended in the manner provided by law.

ARTICLE IV

The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:

1. Of the 6,000,000 shares of stock of the British Virgin Islands Corporation now owned and held by Jane Latham, 5,995,000 shall be redeemed and canceled and 5,000 shares of stock of the British Virgin Islands Corporation shall remain issued in respect thereto.

2. Each share of common stock of the Nevada Corporation shall be converted into one fully paid and non-assessable ordinary share of the British Virgin Islands Corporation and each share of Preferred Stock of the Nevada corporation shall be converted into one fully paid and non-assessable preferred share of the British Virgin Islands corporation. There are 7,755,400 common shares outstanding in the Nevada Corporation which shall be converted into 7,755,400 common shares of the British Virgin Islands corporation, resulting in 7,760,400 shares issued and outstanding. There are no preferred shares outstanding to be converted.

After the Effective Date of the Merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Nevada Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefore a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares of the Nevada Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of the Nevada Corporation shall be deemed, for all corporate purposes, to represent the ownership of the ordinary shares of the Surviving Corporation on the basis hereinbefore provided. The shareholders of the Nevada Corporation shall be entitled to such dissenting shareholder rights as are provided by the corporation law of the State of Nevada.

ARTICLE V

The Nevada Corporation shall pay all expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the merger herein provided for.

ARTICLE VI

If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Nevada Corporation, the proper officers and directors of the Nevada Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger.

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ARTICLE VII

This Agreement and Plan and of Merger has been submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of Articles of Merger with Registrar of Corporate Affairs in the British Virgin Islands and with the Department of Commerce, Division of Corporations of the State of Nevada. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective boards of directors, at any time prior to the effective date of the merger.

IN WITNESS WHEREOF, the British Virgin Islands Corporation and the Nevada Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and shareholders have caused this Plan and Agreement of Merger to be executed by the President of each party hereto.

HALL TEES, INC.
a Nevada corporation

By:	/s/ William Lewis
Name:	William Lewis
Title:	President, CEO and Director

STUDIO 82 IMPORTS, INC.
a British Virgin Islands corporation

By:	/s/ Jane Latham
Name:	Jane Latham
Title:	President and Director

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ANNEX D

NEVADA DISSENTERS’ RIGHTS STATUTE

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

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NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

D-5

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

 (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

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NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

DEMAND FOR PAYMENT

NOTE: THIS FORM IS TO BE COMPLETED AND RETURNED ONLY IF YOU DESIRE TO EXERCISE DISSENTERS’ RIGHTS AND PURSUE THE APPRAISAL PROCEEDINGS REQUIRED IN CONNECTION THEREWITH.

Pursuant to the dissenters’ rights granted under the Nevada Dissenter’s Rights Stature (the “Dissenters Rights Section”) of the Nevada Revised Statues (the “NRS”), the undersigned, in connection with the merger of HALL TEES, INC. (the “Company”) and Studio 82 Imports, Inc. (“Studio 82 Imports”), a British Virgin Islands corporation, with Studio 82 Imports as the surviving corporation, does hereby certify as follows:

(1) The undersigned has received a copy of the Information Statement, dated as of June 14, 2013 distributed by the Company, with all Appendixes referred to therein including, without limitation, the text of the Dissenters’ Rights Section of the NRS.

(2) The undersigned is the (CHECK ONE) / / record holder / / beneficial owner of the number of shares of the Common Stock/Preferred Stock of the Company (the “Shares”) set forth in the lettered paragraphs below. The undersigned certifies that he or she acquired beneficial ownership of the shares before June 10, 2013, which is the date of the first announcement to the shareholders of the terms of the proposed merger.

(3) If a record holder, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, on behalf of (CHECK ONE) / / itself and/or / / the beneficial owner(s) whose name(s) and address(es) is (are) listed below, with respect to all Shares owned by the undersigned as set forth in paragraph A below and/or held on behalf of such beneficial owner(s) as set forth in paragraph B below. If the undersigned is asserting dissenter’s rights on behalf of a beneficial owner, the undersigned has received a representation from the beneficial owner that such owner owns the total number of Shares set forth with respect to such holder in paragraph B below.

(4) If a beneficial owner, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, with respect to all Shares owned by the undersigned whether held as record owner or as beneficial owner, including, without limitation, those held on the undersigned’s behalf by the record holder Specified in paragraph C below.

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NOTE: A BENEFICIAL OWNER WHO ASSERTS DISSENTER’S RIGHTS ON HIS OR HER OWN BEHALF MUST OBTAIN THE WRITTEN CONSENT OF THE RECORD HOLDER OF HIS OR HER SHARES TO DO SO, a form of which is attached hereto as Exhibit A.

NOTE: IF THE SPACE PROVIDED HEREIN IS INADEQUATE, THE CERTIFICATE NUMBERS AND/OR THE NUMBER OF SHARES SHOULD BE LISTED ON A SEPARATE SCHEDULE ATTACHED TO THIS DEMAND FOR PAYMENT FORM.

A.	To be completed by record holders asserting dissenters’ rights on behalf of themselves:

Exact name and address of beneficial owner (including zip code)	Date(s) Shares were acquired	Number of shares held of record and beneficially owned by record holders

Taxpayer Identification or Social Security Number	Telephone number, including area code

B.	To be completed by record holders asserting dissenters’ rights on behalf of beneficial owners:

Exact name and address of record holder (including zip code)		Taxpayer Identification or Social Security

Exact name and address (including zip code) of beneficial owner on whose behalf record holder is asserting dissenters rights	Date(s) beneficial ownership was acquired	Number of shares held by record holder on behalf of beneficial owner

Taxpayer Identification of Social Security Number	Telephone number, including area code

NOTE: A RECORD HOLDER WHO IS ASSERTING DISSENTERS’ RIGHTS ON BEHALF OF MORE THAN ONE BENEFICIAL OWNER MUST COMPLETE PARAGRAPH B ON A SEPARATE SHEET FOR EACH SUCH BENEFICIAL OWNER.

C.	To be completed by beneficial owners exercising dissenters’ rights on behalf of themselves:

Exact name and address of beneficial owner (including zip code)	Date(s) beneficial ownership was acquired	Total number of shares owned, beneficially or otherwise, by the beneficial owner

Taxpayer Identification of Social Security Number	Telephone number, including area code

Exact name and address of record holder of Shares owned by beneficial owner		Number of shares owned by beneficial owner and held by record owner

Taxpayer Identification of Social Security Number	Telephone number, including area code

NOTE: A BENEFICIAL OWNER WHO DESIRES TO EXERCISE DISSENTER’S RIGHTS MUST COMPLETE PARAGRAPH C ON A SEPARATE SHEET FOR EACH RECORD HOLDER INCLUDING SUCH BENEFICIAL OWNER, IF APPLICABLE.

SHAREHOLDERS OF RECORD AND BENEFICIAL OWNERS WHO DESIRE TO EXERCISE THEIR DISSENTERS’ RIGHTS MUST DEMAND PAYMENT FOR THEIR SHARES BY COMPLETING THIS DEMAND FOR PAYMENT FORM AND RETURNING IT AS INSTRUCTED IN THE DISSENTERS’ NOTICE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, CERTIFICATES REPRESENTING ALL SHARES OWNED OR HELD (AS DESCRIBED ABOVE) AND ANY OTHER REQUIRED DOCUMENTS, SO THAT SUCH DOCUMENTS AND CERTIFICATES ARE RECEIVED BY THE COMPANY BY JULY 24, 2010 (THE “DEMAND DATE”).

FOR DISSENTERS’ RIGHTS TO BE PERFECTED, THE COMPANY MUST HAVE RECEIVED THE COMPLETED DEMAND FOR PAYMENT FORM AND THE CERTIFICATES REPRESENTING SHARES, AND ANY OTHER REQUIRED DOCUMENTS, BY THE DEMAND DATE. A SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTER’S RIGHTS SHOULD MAIL THE COMPLETED DEMAND FOR PAYMENT FORM, THE CERTIFICATES

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REPRESENTING THE SHARES AND ANY OTHER REQUIRED DOCUMENTS TO THE ADDRESS AND PURSUANT TO THE INSTRUCTIONS CONTAINED IN THE DISSENTERS’ NOTICE.

SIGN HERE

IN WITNESS WHEREOF, the undersigned has executed this Demand for Payment Form on the date set forth below.

Signature of Record Holder/Beneficial Owner
Dated: _______________ ___, 20__

Name(s):
(Please Print)
Capacity (full title):

Address:

(zip code)
Area Code and Tel. No.:

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TO DEMAND FOR PAYMENT FORM

CONSENT BY RECORD HOLDER TO ASSERTION

OF DISSENTERS’ RIGHTS BY BENEFICIAL OWNER

The undersigned is the record holder for the benefit of the below-named beneficial owner (the “Beneficial Owner”) of the number of shares (the “Shares”) of Common Stock/ Preferred Stock of HALL TEES, INC., a Nevada corporation (the “Company”) set forth opposite the signature of the undersigned. In connection with the merger of the Company and Studio 82 Imports, Inc., a British Virgin Island corporation, with Studio 82 Imports as the surviving corporation, the undersigned does hereby consent to the assertion by the Beneficial Owner of dissenter’s rights under the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned record holder has executed this Consent on the date set forth below.

Number of Shares held by record holder on behalf of beneficial owner	Signature of Record Holder

Taxpayer Identification or Social Security Number

Dated: ___________________ __, 20__

Exact name(s) of beneficial owner(s):
(Please Print)

Capacity (full title):

Address:

Area Code and Tel. No.:

NOTE: A RECORD HOLDER WHO DESIRES TO CONSENT TO THE ASSERTION OF DISSENTERS’ RIGHTS BY MORE THAN ONE BENEFICIAL OWNER MUST PROVIDE A SEPARATE EXHIBIT A FOR EACH SUCH BENEFICIAL OWNER.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Nevada Law

HALL TEES is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

British Virgin Islands Law

Subject to any limitations in a corporation’s Memorandum of Association or Articles of Association, British Virgin Islands law allows a corporation to indemnify, against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred, any person who (1) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings by reason of the fact that the person is or was a director, officer or liquidator of the company or (2) is or was, at the company’s request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another entity; provided, however, that such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Studio 82 Imports’s Articles of Association provide that the company may indemnify any person referred to in the preceding sentence if such person has been successful in defending any proceeding of the type described in the preceding sentence, regardless of whether such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was unlawful.

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Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger (included as Annex C to Information Statement Statement/Prospectus)*
3.1	Memorandum of Association of Studio 82 Imports (included as Annex A to Information Statement Statement/Prospectus)*
3.2	Articles of Association of Studio 82 Imports (included as Annex B to Information Statement Statement/ Prospectus)*
3.3	Articles of Incorporation of the Registrant *
3.4	By-laws of the Registrant *
5.2	Opinion of Forbes Hare British Virgin Islands *
23.1	Consent of Independent Registered Public Accounting Firm**
23.2 99.1 99.2	Consent of Forbes Hare British Virgin Islands (included in Exhibit 5.2 hereof) * Form 10-K for the period ended December 31, 2012 * Form 10-Q for the period ended March 31, 2013 *
99.3	Pro-Forma Consolidated Balance Sheet at March 31, 2013 *

———————

* Filed herewith

** To be filed by amendment

*** Filed previously

Item 21. Undertakings.

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every Prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.
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(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 18, 2013.

HALL TEES, INC.

By:	/s/ William Lewis
Name:	William Lewis
Title:	Chief Executive Officer

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Each person whose signature appears below, constitutes and appoints William Lewis with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ William Lewis	President, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer	June 18, 2013
Name:	William Lewis

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Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the June 18, 2013.

STUDIO 82 IMPORTS, INC.

By:	/s/ Jane Latham
Name:	Jane Latham
Title:	Director

Each person whose signature appears below, constitutes and appoints William Lewis with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ William Lewis	June 18, 2013
Name:	William Lewis, Director

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